UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - MARCH 15, 2007

WIRELESS AGE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

1408 Broad Street
Regina, Saskatchewan Canada S4R 1Y8
(Address of principal executive offices)

(306) 535-7444
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Table of Contents

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Item 9.01	Financial Statements and Exhibits.

Item 5.03:	Amendments to Articles of Incorporation or Bylaws.

On March 15, 2007, the Board of Directors (the “Board”) of Wireless Age Communications, Inc. (the “Company”) reviewed the Company’s By-Laws (the “By-Laws”), and determined that it would be in the best interests of the Company to amend certain provisions of the By-Laws concerning procedures for shareholder meetings and voting. In particular, the Board determined that while the By-Laws required the presence of the holders of a majority of the Company’s voting shares to constitute a quorum at all meetings of shareholders, the broad dispersal among the public of the Company’s common stock makes it uncertain whether a quorum could be present in person or by proxy to take action in respect of corporate matters requiring the vote of shareholders. The Board determined that revising such quorum requirements would better serve the best interests of the Company and its shareholders, and should therefore be changed to facilitate timely action upon corporate matters.

In addition, the Board took note of the fact that the Company’s By-Laws do not contain provisions providing for the default procedures pursuant to which the votes of shareholders who fail to specify their voting preferences on some or all of the motions being considered at a meeting of the shareholders will be voted, and determined that it is in the best interests of the Company and its shareholders to provide for discretionary action on the part of appointed proxies in the absence of specification of voting preferences.

As a result, the Board has approved the following changes to the By-Laws, effective as of March 15, 2007:

1.	The first paragraph of Section 10 of Article I of the By-Laws has been deleted in its entirety. The first paragraph of Section 10 of Article I of the By-Laws previously stated:

SECTION 10. QUORUM; VOTE; WRITTEN CONSENT. The holders of a majority of the voting shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented thereat, but no other business may be transacted except as hereinbefore provided.

2.	The first paragraph of Section 10 of Article I of the By-Laws has been replaced with the following paragraph:

SECTION 10. QUORUM; VOTE; WRITTEN CONSENT. The holders of twenty percent (20%) of the voting shares shall constitute a quorum at a meeting of shareholders for the transaction of any business of the corporation requiring the vote of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented thereat, but no other business may be transacted except as hereinbefore provided.

A new Section 13 has been added to Article I of the By-Laws as follows:

SECTION 13. DEFAULT VOTING FOR PROXIES WITHOUT INSTRUCTION. In the event that a shareholder shall return a validly executed proxy card for purposes of corporate action to be taken at a meeting of shareholders without specifying instructions with respect to voting on the motions presented to the shareholders: (i) all shares which are the subject of such appoint of proxy shall be included for purposes of determining the presence of a quorum at such meeting; and (ii) any failure by the shareholder to cast a vote on motions presented to the shareholders shall be deemed to constitute a grant of discretionary authority to the appointed proxy thereof with respect to the voting of all such shares on the matters presented to the shareholders and the vote by such proxy of all such shares shall be included with full force and effect to the same and full extent as all other shares duly and validly present in person or by proxy at such meeting with respect to voting upon motions presented for action of the shareholders.

Item 9.01:	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

99.1	Revised Sections of the By-Laws of Wireless Age Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Dated: March 20, 2007	By:	/s/ Gary N. Hokkanen
Name: Gary N. Hokkanen
Title: Chief Financial Officer